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                                                                Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference, in this registration statement of Complete Business Solutions, Inc. on Form S-8 (related to Complete Business Solutions, Inc. 1996 Stock Option Plan) of our report dated October 25, 1997, on our audits of the financial statements of Synergy Software, Inc. as of December 31, 1996 and for the years ended December 31, 1996 and 1995, which report is included in a Form S-4 (Commission File No. 333-56355) and incorporated by reference in the most recent Annual Report on Form 10-K of Complete Business Solutions, Inc. (Commission File No. 0-22141).

/s/ COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Chicago, Illinois
June 30, 1998